SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a)
                 of the Securities Exchange Act of 1934


Filed by the Registrant  / X /

Filed by a Party other than the Registrant  /   /

Check the appropriate box:
/   /  Preliminary Proxy Statement
/   /  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
/ X /  Definitive Proxy Statement
/   /  Definitive Additional Materials
/   /  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                           PAULSON CAPITAL CORP.
- --------------------------------------------------------------------------
             (Name of Registrant as Specified in its Charter)


- --------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/   / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
       14a-6(i)(2) or Item 22(a)(2) of Schedule 14A
/   /  $500 per each party to the controversy pursuant to Exchange Act
       Rule 14a-6(i)(3)
/   /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
       and 0-11

       1)  Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------
       2)  Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

           ---------------------------------------------------------------
       4)  Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------
       5)  Total fee paid:

           ---------------------------------------------------------------

/ X /  Fee paid previously with preliminary materials

* Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

           ---------------------------------------------------------------
       2)  Form, Schedule or Registration Statement No.:

           ---------------------------------------------------------------
       3)  Filing Party:

           ---------------------------------------------------------------
       4)  Date Filed:

           ---------------------------------------------------------------

                           PAULSON CAPITAL CORP.



                                May 10, 1996



Dear Stockholder:

     The 1996 Annual Meeting of Stockholders of Paulson Capital Corp. (the "Company") will be held at the Company's headquarters, 811 S.W. Front Avenue, Portland, Oregon 97204 in the third-floor conference room on Thursday, June 13, 1996 at 3:00 p.m. (PDT).

     The attached material includes the Notice of Annual Meeting and the Proxy Statement, which describes the business to be transacted at the meeting. We ask that you give them your careful attention.

     As in the past, we will be reporting on your Company's activities and you will have an opportunity to ask questions about its operations.

     We hope that you are planning to attend the Annual Meeting personally, and we look forward to seeing you. It is important that your shares be represented at the meeting whether or not you are able to attend in person. Accordingly, the return of the enclosed proxy as soon as possible will be greatly appreciated and will ensure that your shares are represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your proxy if you wish to vote in person.

     On behalf of the Board of Directors of Paulson Capital Corp., I would like to thank you for your continued support and confidence.


                              Sincerely,


                              Chester L.F. Paulson
                              Chairman of the Board

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD JUNE 13, 1996

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Paulson Capital Corp. (the "Company") will be held at the Company's headquarters, 811 S.W. Front Avenue, Portland, Oregon in the third-floor conference room on Thursday, June 13, 1996 at 3:00 p.m. (PDT) for the following purposes:


     1. To elect three Directors whose term of office will expire in 1997.

     2. To approve a proposal to authorize an amendment to the Articles of Incorporation of the Company to effect a 1-for-4 reverse split of the Common Stock of the Company upon the occurrence of certain events.

     3. To transact any other business that properly comes before the Annual Meeting and any adjournments thereof.


     Holders of Common Stock of record as of the close of business on May 10, 1996 are entitled to receive notice of and vote at the Annual Meeting.

     It is important that your shares be represented at the Annual Meeting. For that reason, we ask that you promptly sign, date and mail the enclosed proxy card in the return envelope provided. Stockholders who attend the Annual Meeting may revoke their proxies and vote in person.


                              By order of the Board of Directors


                              Jacqueline M. Paulson
                              Secretary

Portland, Oregon
May 10, 1996

                           PAULSON CAPITAL CORP.
                           811 S.W. FRONT AVENUE
                           PORTLAND, OREGON 97204
                           ----------------------

                              PROXY STATEMENT
                              ---------------

                ANNUAL MEETING OF STOCKHOLDERS JUNE 13, 1996


     This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are being furnished to the stockholders of Paulson Capital Corp. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1996 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held in the third-floor conference room of the Company's headquarters, 811 S.W. Front Avenue, Portland, Oregon on Thursday, June 13, 1996 at 3:00 p.m. (PDT) and any adjournments thereof. These proxy materials are being mailed on or about May 10, 1996 to holders of record on May 10, 1996 of the Company's Common Stock.

     A proxy may be revoked by a stockholder prior to its exercise by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of the stockholder appointing the proxy will not revoke the appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy by the stockholder or, if no instructions are indicated, will be voted FOR the slate of directors, the proposal to authorize the filing of the amendment to the Company's Articles of Incorporation described herein and, as to any other matter of business that may properly be brought before the Annual Meeting, in accordance with the judgment of the person or persons voting the proxy.

     All expenses of the Company in connection with this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of the Company and its subsidiary, by telephone, telegraph, telex, fax, in person or otherwise, without additional compensation. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy material to the beneficial owners of shares held of record by such persons and will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

                                THE COMPANY


     The Company, which was incorporated under the laws of the State of Oregon in 1970, is a holding company which, through its wholly owned subsidiary, Paulson Investment Company, Inc. ("PIC"), engages in a full service brokerage business, including the purchase and sale of securities from and to the public and for its own account and in investment banking activities.


                             VOTING SECURITIES

     Holders of record at the close of business on May 10, 1996 of the Company's Common Stock, no par value, ("Common Stock") are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Each outstanding share of Common Stock entitles the holder to one vote. The Company's Articles of Incorporation do not provide for cumulative voting.

     On March 31, 1996, 4,324,539 shares of Common Stock were outstanding. The presence in person or by proxy at the Annual Meeting of the holders of a majority of these shares constitutes a quorum.

             STOCK OWNERSHIP OF PRINCIPAL OWNERS AND MANAGEMENT

     The following table provides information concerning persons known to the Company to be the beneficial owners of more than 5 percent of the Company's outstanding Common Stock as of March 31, 1996, and sets forth the number of shares of Common Stock beneficially owned by each director of the Company and by all directors of the Company and executive officers of the Company or PIC as a group:

Name and Address                                  Shares        Percent
 of Beneficial          Relationship           Beneficially        of
     Owner              to Company                Owned          Class
- ------------------------------------------------------------------------
Chester L.F. and         President and           1,574,717        36 %
 Jacqueline M.           Chairman of the                (2)
 Paulson, as             Board of Directors
 joint tenants (1)       of the Company,
                         officer and director
                         of PIC (Mr. Paulson);
                         Secretary-Treasurer
                         and Director of the
                         Company and officer
                         and director of PIC
                         (Ms. Paulson)

Kenneth T. LaMear (1)    Director, Officer          67,399         2 %
                         and Director of PIC            (2)

Steven T. Newby                                    280,820         6 %
Newby & Company
6116 Executive Blvd.,
Suite 701
Rockville, MD 20852

Charles P.A. and Amy Paulson,                      324,560         8 %
  as joint tenants
1001 S.W. Fifth Avenue
Portland, OR 97204

All Directors and Executive Officers             1,642,116        38 %
 as a group (3 persons)

(1)  Address is 811 S.W. Front Avenue, Portland, OR 97204.
(2) Includes 14,285 shares for each of Messrs. Paulson and LaMear and 34,285 shares for Ms. Paulson that are subject to currently exercisable options.

                           EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation for services in all capacities to the Company and its subsidiary for the fiscal years ended December 31, 1995, 1994 and 1993 of those persons who were, at December 31, 1995, the Chief Executive Officer of the Company and the only other executive officer of the Company whose total 1995 salary and bonus exceeded $100,000 (the "Named Executive Officers").

                         SUMMARY COMPENSATION TABLE

                                                              Long-Term
                                Annual Compensation         Compensation
                             ------------------------    ------------------
                                                          Securities Under-         All
Name and Prin-                                              lying Options          Other
cipal Position      Year      Salary(1)      Bonus(2)         (# Shares)        Compensation(3)
- -----------------------------------------------------------------------------------------------
Chester L.F.        1995     $  269,430      $ 75,000          14,285           $  903,968
Paulson, Pres-      1994     $  224,830      $      0           1,500           $    1,500
ident               1993     $  671,770      $ 42,000               0           $    7,342

Kenneth T.          1995     $  128,061      $ 75,000          14,285           $    8,644
LaMear, CEO         1994     $   99,174      $      0           1,500           $    1,500
of PIC              1993     $   96,592      $ 42,000               0           $    3,870



         (footnotes on next page)

     (1) Mr. Paulson is not paid any salary. The amounts included in the "Salary" column above for Mr. Paulson consist of amounts paid contingent upon the completion of PIC's corporate finance transactions. The amounts included in "Salary" for Mr. LaMear include retail commissions from Mr. LaMear's service as a registered representative of PIC as well as a salary of $20,400, $20,400 and $20,400 in 1995, 1994 and 1993, respectively. No
Named Executive Officer received any perquisites or other personal benefits the aggregate amount of which exceeded the lesser of either $50,000 or 10 percent of the total annual salary and bonus reported for 1995 in the Summary Compensation Table.

     (2) Bonus amounts are based upon a percentage (fixed by the Board of Directors) of a bonus pool based upon profits, if any. Prior to 1993 under PIC's Director and Officer Bonus Plan, twenty percent of PIC's pretax income (before accounting for the bonus plan) up to $1 million in pretax income and 15 percent of pretax income thereafter was paid on an annual basis to certain of PIC's officers and directors. For years beginning in 1994, the Board lowered these amounts to 15 percent of PIC's pretax income up to $1 million and 10 percent of pretax income thereafter. In 1993, the Board allocated an amount pursuant to the plan which was less than the previous formula but more than the formula which was applied beginning in 1994. For 1995, the bonus pool calculation would be $587,296, but the Board of Directors reduced actual bonus payments to officers and directors to $525,000.

     (3) Amounts shown for 1995 and 1994 include contributions of $1,500 for each of Messrs. Paulson and LaMear relating to PIC's match of employee contributions pursuant to PIC's 401(k) retirement plan. Amounts shown for 1995 include contributions of $8,215 and $7,144, respectively, for Mr. Paulson and Mr. LaMear to PIC's tax qualified profit sharing plan. Amounts shown for 1993 include contributions of $7,342 and $3,870, respectively, for Mr. Paulson and Mr. LaMear to the profit sharing plan. No contributions were made to the profit sharing plan based upon 1994 financial results. The profit sharing plan provides for annual contributions at the discretion of PIC's board of directors which are allocated to participants' accounts in proportion to their compensation. Of the amount allocated to an individual, 20 percent, 40 percent, 60 percent, 80 percent and 100 percent is vested after two, three, four, five and six years of service, respectively. In the event of death, retirement at or after age 59, or termination of employment because of disability, the participant immediately becomes entitled to 100 percent of his or her account. No portion of the Company's contributions to the plan became vested during fiscal 1995 with respect to any executive officer or director. Retirement benefits are based on the investment performance of each participant's account under the plan. There was no other annual compensation, restricted stock awards, or long term incentive plan payouts during the periods shown. The amount shown for Mr. Paulson in 1995 also includes $894,253 representing the net gain received from the exercise of underwriter warrants allocated to him, based upon the difference in the price of the security on the date of the exercise of the warrant and the exercise price of the warrant. Underwriter warrants are received by PIC upon the completion of corporate finance transactions for its clients.

                     OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information regarding stock options granted to the Named Executive Officers pursuant to the Company's 1983 Stock Option Plan during the year ended December 31, 1995.

                   Number of
                    Shares         % of Total
                  Underlying     Options Granted        Exercise
                    Options      to Employees in        Price per      Expiration
Name                Granted        Fiscal Year            Share           Date
- ---------------------------------------------------------------------------------
Chester              14,285           14.3 %            $ .90625        6/29/98
L.F. Paulson

Kenneth T.           14,285           14.3 %            $ .90625        6/29/98
LaMear


     No options were exercised by any employee during 1995. On June 29, 1995, the date the options were granted, the Company's common stock, as reported on the Nasdaq SmallCap Market, had a closing bid price of $
 .84375, a closing asked price of $1.00 and a closing trading price of $ .875. Unless otherwise determined by the Board of Directors, in the event the employment of any optionee by the Company or a subsidiary terminates by retirement or for any reason other than because of death or physical disability, the term of any exercisable option shall end not later than three months after the date of the termination of employment.

                    FISCAL YEAR-END OPTION VALUES TABLE

     Shown below is information with respect to the unexercised options to purchase the Company's common stock granted under the Company's 1983 Stock Option Plan to the Named Executive Officers. Neither of the Named Executive Officers exercised any stock options during 1995.


                          Number of Securities                   Value of Unexercised
                       Underlying Options Held At               In-the-Money Options at
                            Fiscal Year-End                       Fiscal Year-End (1)
                     -----------------------------          -----------------------------
    Name             Exercisable     Unexercisable          Exercisable     Unexercisable
   ------            -----------     -------------          -----------     -------------
Chester L.F.
  Paulson              15,785              --                  $1,480          $    --

Kenneth T.
  LaMear               15,785              --                  $1,480          $    --


     (1) Options are "in-the-money" at the fiscal year-end if the fair market value of the underlying securities on such date exceeds the exercise price of the option. The amounts set forth represent the difference between the fair market value of the securities underlying the options on December 31, 1995 based on the last sale price of $1.00 per share of Common Stock on that date (as reported on the Nasdaq SmallCap Market) and the exercise price of the options, multiplied by the applicable number of options.

     The Company has no employment agreements with any of its executive officers.

     COMPENSATION OF DIRECTORS. Under the 1991 Directors' Meeting Stock Incentive Plan (the "1991 Plan"), the Company pays its directors and certain officers invited to the meetings of the Board of Directors $500 per meeting, up to a maximum of six meetings per year, payable in Common Stock of the Company based upon the stock price on the day prior to the meeting. The 1991 Plan was adopted by the Company's stockholders at the 1991 annual meeting of stockholders in June 1991. The 1991 Plan was amended to also cover participants at meetings of the board of directors of any subsidiary of the Company at the 1993 annual meeting of stockholders in June 1993. Similar payments were made to directors prior to the adoption of the 1991 Plan. Three members of the Board of Directors, three officers of PIC and one non-officer director of PIC were issued a total of 10,338 shares in 1995 (552 shares at $.90625, 500 shares at $1.00, 471 shares at $1.0625 and
400 shares at $1.25). Messrs. Paulson and LaMear and Ms. Paulson each received 1,923 shares and directors and executive officers as a group received 5,769 shares.


                          I. ELECTION OF DIRECTORS

     The Board of Directors has nominated and recommends the election of each of the nominees set forth below in the table as a director to serve until the next Annual Meeting of Stockholders or until his or her successor is duly elected and qualified. Each nominee is currently a director of the Company.


                                        Principal Occupa-
                       Position(s)      tion(s) During              Director
Name           Age     With Company     Past Five Years               Since
- ----------------------------------------------------------------------------
Chester L.F.    60     President and    Director of Corporate         1970
  Paulson              Director         Finance of PIC (Pres-
                                        ident of PIC until 7/92)

Jacqueline M.   57     Secretary-       Secretary-Treasurer           1976
  Paulson              Treasurer and    of PIC (Chief Exec-
                       Director         utive Officer of PIC
                                        from 7/92 to 8/93)

Kenneth T.      61     Director         Chief Executive               1994
  LaMear                                Officer of PIC (Senior
                                        Vice President of PIC
                                        prior to 8/93)

     If any nominee becomes unable or unwilling to accept nomination or election, it is intended that the persons named in the enclosed proxy will vote the shares that they represent for the election of a nominee designated by the Board of Directors, unless the board reduces the number of directors. The board of directors has voted to decrease the number of directors from six to three.

     The affirmative vote of a plurality of the votes cast by holders of shares of Common Stock is required for the election of directors. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

     Chester L.F. Paulson and Jacqueline M. Paulson are husband and wife.


                        BOARD AND COMMITTEE MEETINGS

     The Board of Directors held four meetings during 1995. Each director nominated for reelection attended 75 percent or more of the aggregate number of meetings of the Board of Directors that were held during the period in which he or she was a director.

     The Company has an audit committee consisting of Ms. Paulson and Mr. LaMear. The committee met twice during 1995. Among other matters, the Audit Committee reviews the Company's expenditures, reviews the Company's internal accounting controls and financial statements, reviews with the Company's independent certified public accountants the scope of their audit, their report and their recommendations, and recommends the selection of the Company's independent certified public accountants.

     The Board of Directors does not have executive, compensation or nominating committees.

        II. PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO FILE AN
                 AMENDMENT TO THE ARTICLES OF INCORPORATION
                      TO EFFECT A REVERSE STOCK SPLIT

     This proposal is intended to enable the Company to expeditiously effect a reverse split of the Company's Common Stock in the event that a decline in the Company's stock price would result in the Common Stock being delisted from the Nasdaq SmallCap Market. An identical proposal was approved by the Company's stockholders at the Company's 1992, 1993, 1994 and 1995 annual Meetings.

     In 1990, the Company's Common Stock was listed on the Nasdaq SmallCap Market. On August 30, 1991 the SEC approved a rule change regarding the criteria for initial and continued inclusion on the Nasdaq SmallCap Market. Pursuant to the rule change, to continue listing on the Nasdaq SmallCap Market, a company must have and maintain (i) minimum total assets of $2,000,000, (ii) minimum stockholders' equity of $1,000,000, (iii) a minimum bid price per share of $1.00, (iv) a minimum market value of the public float for the company's securities of $200,000, and (v) a minimum of two market makers for the company's securities. Companies failing to meet the minimum bid requirement continue to qualify if they have a minimum $1 million value of public market float and a minimum $2 million in stockholders' equity.

     As of the date of this Proxy Statement, the Company is in compliance with all of the foregoing requirements. The Board of Directors has determined that continued listing of the Company's Common Stock on the Nasdaq SmallCap Market is in the best interests of the holders of the Common Stock. If the Common Stock were to be disqualified for listing on the Nasdaq SmallCap Market, the Common Stock would continue to be traded only in the "pink sheets" maintained by the National Quotation Bureau, Inc., which is generally considered to be a less efficient market than the Nasdaq SmallCap Market. While not necessarily related to listing of the Common Stock on the Nasdaq SmallCap Market, the price of the Company's Common Stock and, the Board of Directors believes, the volume of trading in the Common Stock have increased significantly since the Common Stock has been listed on the Nasdaq SmallCap Market. In addition, much more stringent initial requirements would have to be met in the future to relist the Common Stock on the Nasdaq SmallCap Market.

     To prevent the Common Stock from being delisted from the Nasdaq SmallCap Market, the Board of Directors has determined to ask that the Company's stockholders approve a proposal that would authorize the Board of Directors to cause to be filed an amendment to the Articles of Incorporation to effect a reverse 1-for-4 stock split ("Reverse Stock Split") without further stockholder approval at any time prior to the Company's next annual meeting if:

     (1) the closing bid price for the shares of Common Stock, as reported on the Nasdaq SmallCap Market, falls below $1.00 per share for at least one trading day; and

     (2) the Board of Directors determines that filing such amendment to the Articles of Incorporation would be in the best interests of the stockholders of the Company.

The complete proposal and amendment to the Articles of Incorpora tion are set forth in Appendix A to this Proxy Statement.

     In the Board of Directors' view, the proposal will greatly simplify the process necessary to effect a reverse split and decrease the chances that the Nasdaq SmallCap Market would delist the Common Stock due to a decline in the bid price of the shares of Common Stock below $1.00 per share, assuming the Company also did not meet the higher requirements for public market float and stockholders' equity for companies with a stock bid price below $1.00 per share. The alternative to the proposal authorizing the Board of Directors to cause to be filed the amendment to the Articles of Incorporation would be to prepare and distribute proxies to approve such an amendment to effect a reverse split of the Common Stock after the price per share of Common Stock has fallen below the minimum price. The Board of Directors believes that the Nasdaq SmallCap Market would be unlikely to delist the Common Stock if it were clear that a reverse split could be effected to bring the price per share of Common Stock to above the required minimum. The proposal allows the Company to effect the reverse split without the time delay, expense and uncertainty of calling a special shareholders meeting to approve a reverse split. In addition, the magnitude of a 1-for-4 reverse split would help to minimize the chances that an additional reverse split would subsequently be necessary to maintain listing on the Nasdaq SmallCap Market due to further declines in the market price of the Company's Common Stock.

     The Board of Directors recognizes that reverse stock splits are commonly believed to result in a decrease in the aggregate market value of an issuer's common stock. The Board of Directors believes, however, that this possible negative impact is outweighed by what it perceives to be a greater negative impact upon aggregate market valuation of delisting the Common Stock from the Nasdaq SmallCap Market. A vote for the proposal will include authorization of the Company's Board of Directors not to file the amendment to effect the Reverse Stock Split in the event the Board of Directors determines that filing the amendment would not be in the best interests of the Company's stockholders. Factors leading to such a determination could include, without limitation, the Company's failure to meet other applicable requirements for continued listing on the Nasdaq SmallCap Market or the Company's ability to meet alternative listing requirements of the Nasdaq SmallCap Market without effecting the Reverse Stock Split.

Certain  Effects of a Reverse Stock Split.
- -----------------------------------------

     The Company is currently authorized to issue 10,000,000 shares of Common Stock, of which 4,324,539 were outstanding at the close of business on March 31, 1996. If a reverse 1-for-4 stock split is effected, the number of authorized shares would remain the same, but the number of shares outstanding would be decreased to approximately 1,101,635 shares. With the exception of the number of outstanding shares, the rights and preferences of the shares of Common Stock of the Company before and after the Reverse Stock Split will remain the same. If the Reverse Stock Split is effected, it is not anticipated that the financial condition of the Company, the percentage ownership of management, the number of stockholders of the Company, or any other aspect of the Company's business would materially change as a result of the Reverse Stock Split.

     The result of any Reverse Stock Split effected due to the proposed amendment would be that stockholders of the Company who own four or more shares of Common Stock will receive one share of new Common Stock for each four shares of Common Stock held at the time of the Reverse Stock Split, and one additional share in lieu of the issuance of fractional shares of new Common Stock. Stockholders of the Company who own fewer than four shares of Common Stock on the date the Reverse Stock Split is effected will be entitled to receive one Share of new Common Stock in lieu of receiving fractional shares resulting from the Reverse Stock Split.

Federal Income Tax Consequences.
- -------------------------------

     THE FOLLOWING DISCUSSION SUMMARIZING CERTAIN FEDERAL INCOME TAX AND OREGON STATE TAX CONSEQUENCES IS BASED ON CURRENT LAW AND IS INCLUDED FOR GENERAL INFORMATION ONLY. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX EFFECTS OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

     The receipt of New Common Stock solely in exchange for Common Stock will not result in recognition of gain or loss to the stockholder. The adjusted tax basis of the stockholder's New Common Stock will be the same as the stockholder's adjusted tax basis in the exchanged Common Stock. The holding period of New Common Stock received solely in exchange for Common Stock will include the stockholder's holding period in the exchanged Common Stock. No gain or loss will be recognized by the Company upon the Reverse Stock Split.

Exchange of Certificates in the Event of a Reverse Stock Split
- --------------------------------------------------------------

     If the proposal is approved by the stockholders, the conditions for authorizing the Board of Directors to effect a Reverse Stock Split are met and the Board of Directors determines that a Reverse Stock Split is advisable, the Company will file an amendment to its Articles of Incorporation with the Oregon Secretary of State. The Reverse Stock Split would become effective on the date of that filing (the "Effective Date"). The Company intends to act as its own exchange agent in effecting the exchange of certificates in the event of a Reverse Stock Split.

     As soon as practicable after the Effective Date, stockholders will be notified and requested to surrender their certificates representing their shares of Common Stock to the Company in exchange for certificates representing shares of new Common Stock. Commencing with the Effective Date, each certificate representing shares of Common Stock will be deemed, for all corporate purposes, to evidence ownership of shares of new Common Stock. If a stockholder owns fewer than 4 shares of Common Stock or holds a number of shares not evenly divisible by 4, that shareholder will receive an additional share of new Common Stock in lieu of receiving fractional shares of new Common Stock.

     For the purpose of determining ownership of Common Stock at the Effective Date, shares will be considered to be held by the person in whose name those shares are registered on the stock records of the Company, regardless of the beneficial ownership of those shares. For example, if certain shares are registered in the name of a husband, and certain other shares are registered in the name of the husband and his wife, those two amounts of shares will be treated separately and as held by two different stockholders for the purpose of determining ownership of Common Stock at the Effective Date.

     No service charges will be payable by stockholders in connection with the exchange of certificates, all expenses of which will be borne by the Company.

     Required Stockholder Approval.
     ------------------------------

     If a quorum is present, the proposal to authorize the Board of Directors to effect a Reverse Stock Split upon the occurrence of certain conditions will be approved if the votes cast for the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the determination of whether the votes cast for the proposal exceed the votes cast against the proposal.

     A vote for the proposal will include authorization of the Company's Board of Directors not to effect the Reverse Stock Split if the Board of Directors determines that the Reverse Stock Split will not be in the best interests of the stockholders.

     The enclosed proxy will be voted with respect to the proposal in accordance with the instructions specified in the space provided on the proxy form. If no instructions are given, proxies will be voted FOR approval of the proposal. The Board of Directors recommends a vote FOR the proposal.

                             III. OTHER MATTERS

     At the date of this Proxy Statement, the Company has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business comes before the Annual Meeting, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares that they represent.

     The Board of Directors has selected Grant Thornton as the Company's independent auditors for 1996. Representatives of Grant Thornton will be present at the annual meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

     Any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with its Annual Meeting of Stockholders to be held in 1997 must do so not later than January 11, 1997. To be eligible for inclusion in the 1996 proxy materials of the Company, proposals must conform to the requirements set forth in Regulation 14A under the Securities Exchange Act of 1934.

     UPON THE RECEIPT OF A WRITTEN REQUEST FROM ANY STOCKHOLDER, THE COMPANY WILL MAIL, AT NO CHARGE TO THE STOCKHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, FOR THE COMPANY'S MOST RECENT FISCAL YEAR. WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE DIRECTED TO:

                    JACQUELINE M. PAULSON, SECRETARY
                    PAULSON CAPITAL CORP.
                    811 S.W. FRONT AVENUE, SUITE 200
                    PORTLAND, OREGON 97204

     You are urged to sign and return your proxy promptly in the enclosed return envelope to make certain your shares will be voted at the Annual Meeting.

                              By Order of the Board of Directors


                              Jacqueline M. Paulson
                              Secretary

Portland, Oregon
May 10, 1996

APPENDIX A

           PROPOSAL TO AUTHORIZE THE COMPANY'S BOARD OF DIRECTORS
      TO FILE AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION
                     TO EFFECT A 1-FOR-4 REVERSE SPLIT
                       OF THE COMPANY'S COMMON STOCK


     RESOLVED, that the Board of Directors is authorized to file an amendment to the Company's Articles of Incorporation following this proposal to effect a reverse 1-for-4 stock split without further stockholder approval at any time if:

     (1) the closing bid price for the shares of Common Stock, as reported on the Nasdaq SmallCap Market, falls below $1.00 per share for at least one trading day; and

     (2) the Board of Directors determines that filing such amendment to the Articles of Incorporation would be in the best interests of the stockholders of the Company.

This authorization will expire upon the occurrence of the Company's next annual meeting.


                      AMENDMENT TO ARTICLE III OF THE
                    COMPANY'S ARTICLES OF INCORPORATION:

     1. (a) The aggregate number of shares which the corporation shall have authority to issue is ten million five hundred thousand (10,500,000) shares, divided into ten million (10,000,000) shares of Common Stock, without par value, and 500,000 shares of Preferred Stock, without par value.

     (b) Upon the filing of this amendment with the office of the Secretary of State of the State of Oregon, each share of common stock, without par value, of the corporation issued and outstanding at such time shall, by virtue of this amendment to the corporation's articles of incorporation, be changed into one-fourth (1/4) of one share of fully paid and nonassessable common stock of the corporation.

     (c) In lieu of the issuance of any fractional shares that would otherwise result from the reverse stock split effected by paragraph (b) of this Section 1 of Article III, the corporation shall issue to any stockholder that would otherwise receive fractional shares one additional share.

     (d) Following the effectiveness of this amendment, certificates for the shares of common stock to be outstanding after the reverse stock split shall be issued pursuant to procedures adopted by the corporation's board of directors and communicated to those who are to receive new certificates.

     (e) Following issuance of certificates pursuant to paragraph (d) hereof, the board of directors of the corporation may restate the corporation's articles of incorporation pursuant to ORS 60.451 to eliminate paragraphs (b), (c), (d) and (e) hereof without approval of the stockholders of the corporation.

                  PAULSON CAPITAL CORP. -- REVOCABLE PROXY

                  THIS PROXY IS SOLICITED ON BEHALF OF THE
                BOARD OF DIRECTORS OF PAULSON CAPITAL CORP.

     THE UNDERSIGNED stockholder(s) of PAULSON CAPITAL CORP. (the "Company"), 811 S.W. Front Avenue, Portland, Oregon 97204, hereby appoints Chester L.F. Paulson and Jacqueline M. Paulson as their designees and each of them, with full powers of substitution, proxies of the undersigned to cast all votes which undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held June 13, 1996 at 3:00 p.m. (PDT) in the third-floor conference room at the Company's offices, and all adjournments thereof, with all powers undersigned would possess if personally present, and particularly (without limiting the generality of the foregoing) to vote and act.

     Item 1. Election of Directors.  List of Nominees:   Chester L.F. Paulson,
                                                         Jacqueline M. Paulson,
                                                         Kenneth T. LaMear.

     [ ] For all nominees              [ ] Withhold all nominees
     [ ] Withhold nominees indicated:  _______________________

     The Board of Directors recommends a vote FOR all nominees.

     Item 2. Proposal to Authorize Amendment to Articles of Incorporation Effecting 1-for-4 Reverse Stock Split Upon Occurrence of Certain
Conditions.

     [ ] For Proposal     [ ] Against Proposal     [ ] Abstain

     The Board of Directors recommends a vote FOR approval of the Proposal.


     The Company knows of no other business to come before the meeting. THE PROXY HOLDERS INTEND TO VOTE FOR THE DIRECTORS AND FOR APPROVAL OF THE PROPOSAL TO AUTHORIZE AMENDMENT TO ARTICLES OF INCORPORATION EFFECTING 1-FOR-4 REVERSE STOCK SPLIT UPON OCCURRENCE OF CERTAIN CONDITIONS, UNLESS THIS PROXY IS MARKED TO THE CONTRARY. If any other business comes before the meeting, this Proxy will be voted in accordance with the best judgment of the Proxy Holders. This Proxy will be used only at the June 13, 1996 Annual Meeting or any adjournment(s) thereof.

     Undersigned hereby acknowledge(s) receipt of the accompanying Notice of Annual Meeting and Proxy Statement dated May 10, 1996 prior to signing this Proxy. Please sign, date and return this proxy in the envelope provided. PLEASE SIGN EXACTLY AS SHOWN ON THIS PROXY. ONLY ONE SIGNATURE IS NEEDED FOR JOINT OWNERSHIP.

- ---------------     --------------------------     --------------------------
Date                Signature                      Signature